                                                                    Exhibit 20.2

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                    for Collection Period ended July 31, 2004
                    for Distribution Date of August 20, 2004

COLLECTIONS
                                                                                                           DOLLARS

Payments received                                                                                                  59,487,565.47
                   Plus / (Less):
                        Net Servicer Advances                                                                          73,993.96
                        Investment Earnings on funds in the
                         Collection Account                                                                            66,282.69
                                                                                                           ----------------------
Total Available Funds                                                                                              74,101,740.59
                                                                                                           ======================


DISTRIBUTIONS

                   Servicing Fee                                                           1,505,608.00
                   Trustee and Other Fees                                                     15,695.28
                                                                                        ----------------

Total Fee Distribution                                                                                              1,521,303.28

                   Note Interest Distribution Amount - Class A-1           174,184.77
                   Note Interest Distribution Amount - Class A-2           871,208.33
                   Note Interest Distribution Amount - Class A-3           498,750.00
                   Note Interest Distribution Amount - Class A-4         1,014,062.50
                                                                        --------------
                                                                         2,558,205.60

                   Note Principal Distribution Amount - Class A-1       55,567,376.66
                   Note Principal Distribution Amount - Class A-2                0.00
                   Note Principal Distribution Amount - Class A-3                0.00
                   Note Principal Distribution Amount - Class A-4                0.00
                                                                        --------------
                                                                        55,567,376.66

Total Class A Interest and Principal Distribution                                                                  58,125,582.26

                   Note Interest Distribution Amount - Class B-1           143,906.25
                   Note Principal Distribution Amount - Class B-1                0.00
                                                                        --------------

Total Class B Interest and Principal Distribution                                                                     143,906.25

                   Note Interest Distribution Amount - Class C-1           170,000.00
                   Note Principal Distribution Amount - Class C-1                0.00
                                                                        --------------

Total Class C Interest and Principal Distribution                                                                     170,000.00

                   Note Interest Distribution Amount - Class D-1           153,156.25
                   Note Principal Distribution Amount - Class D-1                0.00
                                                                        --------------

Total Class D Interest and Principal Distribution                                                                     153,156.25

                   Spread Account Deposit                                                                          13,987,792.55
                                                                                                           ----------------------


Total Distributions                                                                                                74,101,740.59
                                                                                                           ======================

                   WFS FINANCIAL 2004-2 OWNER TRUST
                      Distribution Date Statement
               for Collection Period ended July 31, 2004
               for Distribution Date of August 20, 2004



PORTFOLIO DATA:

                                                                        # of loans
      Beginning Aggregate Principal Balance                                    92,007                           1,445,383,903.02

          Less:         Principal Payments                                               (23,516,762.29)
                        Full Prepayments                                       (1,803)   (21,466,440.02)
                        Partial Prepayments                                         -                 -
                        Liquidations                                             (111)    (1,621,446.10)
                                                                                        ----------------
                                                                                                                  (46,604,648.41)

                                                                                                           ----------------------
      Ending Aggregate Principal Balance                                       90,093                           1,398,779,254.61
                                                                                                           ======================

Ending Outstanding Principal Balance of Notes                                                                   1,355,294,881.89
Overcollateralization Amount                                                                                       43,484,372.72
Overcollateralization Level                                                                                                3.11%

OTHER RELATED INFORMATION:

Spread Account:

                   Beginning Balance                                                      14,453,839.03
                         Investment earnings on funds in spread account                       20,059.44
                         Less: Funds included in Total Available Funds                   (14,473,898.47)
                         Deposits                                                         13,987,792.55
                         Reductions                                                                   -
                                                                                        ----------------
                   Ending Balance                                                                                  13,987,792.55

                   Beginning Initial Deposit                                              22,500,000.00
                         Repayments                                                                   -
                                                                                        ----------------
                   Ending Initial Deposit                                                                          22,500,000.00


Modified Accounts:
                   Principal Balance                                                               0.00                     0.00
                   Scheduled Balance                                                               0.00                     0.00

Servicer Advances:
                   Beginning Unreimbursed Advances                                           879,767.08
                   Net Advances                                                               73,993.96
                                                                                        ----------------
                                                                                                                      953,761.04

Net Charge-Off Data:
                   Charge-Offs                                                               490,652.50
                   Recoveries                                                                (87,715.45)
                                                                                        ----------------
                   Net Charge-Offs                                                                                    402,937.05

Delinquencies (P&I):                                                    # of loans
                   30-59 Days                                                     978      9,851,578.32
                   60-89 Days                                                     162      1,497,850.66
                   90-119 Days                                                     12        104,594.45
                   120 days and over                                                0                 -

Repossessions                                                                      21        201,187.75

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,                                -                                          -
or 9.01 of the Sale and Servicing Agreement)

Cumulative Charge-Off Percentage                                                                                           0.03%

WAC                                                                                                                     10.8799%
WAM                                                                                                                       60.703

                   WFS FINANCIAL 2004-2 OWNER TRUST
                      Distribution Date Statement
               for Collection Period ended July 31, 2004
               for Distribution Date of August 20, 2004

=====================================================================================
                            BEGINNING       NOTE MONTHLY                  TOTAL
          ORIGINAL         OUTSTANDING       PRINCIPAL       PRIOR      PRINCIPAL
         PRINCIPAL          PRINCIPAL      DISTRIBUTABLE   PRINCIPAL  DISTRIBUTABLE
CLASSES   BALANCE            BALANCE           AMOUNT      CARRYOVER     AMOUNT
=====================================================================================
A-1      240,000,000.00    173,362,258.55   55,567,376.66       0.00   55,567,376.66


A-2      515,000,000.00    515,000,000.00            0.00       0.00            0.00


A-3      210,000,000.00    210,000,000.00            0.00       0.00            0.00


A-4      343,750,000.00    343,750,000.00            0.00       0.00            0.00


B-1       56,250,000.00     56,250,000.00            0.00       0.00            0.00


C-1       63,750,000.00     63,750,000.00            0.00       0.00            0.00


D-1       48,750,000.00     48,750,000.00            0.00       0.00            0.00


=====================================================================================

TOTAL  1,477,500,000.00  1,410,862,258.55   55,567,376.66       0.00   55,567,376.66

=====================================================================================

=====================================================================
                                         REMAINING          TOTAL
              PRINCIPAL     CURRENT     OUTSTANDING       PRINCIPAL
            DISTRIBUTION   PRINCIPAL     PRINCIPAL       AND INTEREST
CLASSES        AMOUNT      CARRYOVER      BALANCE        DISTRIBUTION
=====================================================================
A-1         55,567,376.66       0.00    117,794,881.89  55,741,561.43


A-2                  0.00       0.00    515,000,000.00     871,208.33


A-3                  0.00       0.00    210,000,000.00     498,750.00


A-4                  0.00       0.00    343,750,000.00   1,014,062.50


B-1                  0.00       0.00     56,250,000.00     143,906.25


C-1                  0.00       0.00     63,750,000.00     170,000.00


D-1                  0.00       0.00     48,750,000.00     153,156.25


=====================================================================

TOTAL       55,567,376.66       0.00  1,355,294,881.89  58,592,644.76

=====================================================================

===================================================================================================================================
                       NOTE MONTHLY                    TOTAL
                         INTEREST        PRIOR        INTEREST       INTEREST      CURRENT    DEFICIENCY       POLICY
NOTE      INTEREST    DISTRIBUTABLE    INTEREST    DISTRIBUTABLE   DISTRIBUTION   INTEREST      CLAIM          CLAIM
CLASSES     RATE          AMOUNT       CARRYOVER       AMOUNT         AMOUNT      CARRYOVER     AMOUNT         AMOUNT
===================================================================================================================================
A-1       1.16680%        174,184.77        0.00      174,184.77     174,184.77        0.00         0.00         0.00

A-2       2.03000%        871,208.33        0.00      871,208.33     871,208.33        0.00         0.00         0.00

A-3       2.85000%        498,750.00        0.00      498,750.00     498,750.00        0.00         0.00         0.00

A-4       3.54000%      1,014,062.50        0.00    1,014,062.50   1,014,062.50        0.00         0.00         0.00

B-1       3.07000%        143,906.25        0.00      143,906.25     143,906.25        0.00         0.00         0.00

C-1       3.20000%        170,000.00        0.00      170,000.00     170,000.00        0.00         0.00         0.00

D-1       3.77000%        153,156.25        0.00      153,156.25     153,156.25        0.00         0.00         0.00

===================================================================================================================================

         TOTAL          3,025,268.10        0.00    3,025,268.10   3,025,268.10        0.00         0.00         0.00

===================================================================================================================================

                        WFS FINANCIAL 2004-2 OWNER TRUST
                              Officer's Certificate
                    for Collection Period ended July 31, 2004
                    for Distribution Date of August 20, 2004

Detailed Reporting

                                 See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of July 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated May 01, 2004.



                                         --------------------------------------
                                         Susan Tyner
                                         Vice President
                                         Assistant Controller




                                         --------------------------------------
                                         Keith Palmer
                                         Senior Vice President
                                         Treasurer